UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 30, 2009

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13782	25-1615902
(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Continuation Agreements

On June 30, 2009, Westinghouse Air Brake Technologies Corporation (the “Company”) entered into employment continuation agreements with eight senior executive officers, including the following named executive officers: Albert J. Neupaver, Alvaro Garcia-Tunon and Charles F. Kovac.

Under each Agreement, if the executive is employed on the date on which a change of control, as defined in the Agreement, occurs then the executive will be entitled to remain employed by the Company until the twenty-four month anniversary of the change of control, subject to the termination provisions described below. During such employment period, the executive’s position will be at least commensurate with that held immediately prior to the change of control and the executive’s services will be performed at the location where the executive was employed immediately before the change of control or at a different location within a specified distance from such location. During the employment period, the executive will (a) receive a base salary at a monthly rate at least equal to the monthly salary paid to the executive immediately prior to the change of control, (b) be afforded the opportunity to receive a bonus (i) on terms and conditions no less favorable to the executive than the annual bonus opportunity made available to the executive for the fiscal year ended immediately prior to the change of control and (ii) in an amount not less than the target bonus amount for the executive in the fiscal year ending immediately prior to the change of control, (c) participate in all long-term incentive compensation programs for key executives and benefit plans at a level that is commensurate with the executive’s opportunity to participate in such plans immediately prior to the change of control, or if more favorable, at the level made available to the executive or other similarly situated officers at any time thereafter, (d) receive vacation and fringe benefits and office and support staff at a level that is commensurate with the executive’s benefits immediately prior to the change of control, or if more favorable, at the level made available to the executive or other similarly situated officers at any time thereafter, (e) receive expense reimbursement at a level that is commensurate with the executive’s benefits immediately prior to the change of control, or if more favorable, at the level made available to the executive thereafter and (f) be indemnified, during and after his employment period, for claims arising from or out of the executive’s performance as an officer, director or employee of the Company or any of its subsidiaries, or in any other capacity while serving at the request of the Company, to the maximum extent permitted by applicable law and the Company’s governing documents. The Company is also required to maintain existing or comparable insurance policies covering such matters at a level of protection that is no less than that afforded under the Company’s governing documents in effect immediately prior to the change of control.

If an executive’s employment is terminated after a change of control due to death or disability, as defined in the Agreement, the executive will receive only the executive’s base salary through the date of termination, any vested amounts or benefits under the Company’s benefit plans, including accrued but unpaid vacation, and any benefits payable for death or disability under applicable plans or policies. If, after a change of control, an executive’s employment is terminated by the Company for cause, as defined in the Agreement, or the executive voluntarily terminates his or her employment other than for good reason, as defined in the Agreement, the executive will receive only the executive’s base salary through the date of termination and any vested amounts or benefits under the Company’s benefit plans, including accrued but unpaid vacation. If, after a change of control, an executive’s employment is terminated by the Company other than for cause or the executive terminates his employment for good reason the executive will receive (a) the executive’s base salary through the date of termination, (b) a cash amount equal to two times the sum of the executive’s annual base salary and the target bonus amount for the executive for the fiscal year ending immediately prior to the change of control, and (c) any vested benefits under the Company’s benefit plans, including accrued but unpaid vacation. The executive will also be entitled to continue participation in all of the Company’s employee and executive welfare and fringe plans until the earlier of the twenty-four month anniversary of the termination date and the date the executive becomes eligible for comparable benefits under a similar plan, policy or program of a subsequent employer. The amounts described are subject to reduction as may be necessary to avoid characterization of amounts as “excess parachute payments” under the Internal Revenue Code.

The Company will also pay the executive’s costs incurred in enforcing the Agreement if the executive is the prevailing party in a dispute. The Agreement also contains requirements and restrictions applicable to the executive’s disclosure of Company confidential information, return of Company property following a termination of employment, competition with the Company and solicitation of Company customers.

If, after the occurrence of a potential change of control, as defined in the Agreement, and prior to a change of control, (a)(i) an executive’s employment is terminated by the Company other than for cause or by the executive for good reason or (ii) the Company terminates the Agreement and (b) a change of control, which also constitutes certain changes in ownership or effective control under Section 409A of the Internal Revenue Code of 1986, as amended, as set forth in the Agreement, occurs within one year of the termination, the executive will be deemed, solely for purposes of determining the executive’s rights under the Agreement, to have remained employed until the change of control and to have been terminated by the Company without cause immediately after the change of control.

The Company may terminate the employment continuation agreements at any time prior to the occurrence of a change of control without liability, except as may arise in circumstances relating to a potential change of control.

A copy of the form of Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description
10.1	Form of Employment Continuation Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Senior Vice President,
Chief Financial Officer and Secretary

Date: July 2, 2009

EXHIBIT INDEX

Number	Description	Method of Filing
10.1	Form of Employment Continuation Agreement.	Filed herewith.